As filed with the Securities and Exchange Commission on January 24, 2000
                                                      Registration No. 333-_____

  ===========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                SCI SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)
                   Delaware                            63-0583436
         (State or other jurisdiction              (I.R.S. Employer
       of incorporation or organization)           Identification No.)


                            2101 West Clinton Avenue
                            Huntsville, Alabama 35805
                                 (256) 882-4800
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                            Michael M. Sullivan, Esq.
                         Secretary and Corporate Counsel
                                SCI Systems, Inc.
                            2101 West Clinton Avenue
                            Huntsville, Alabama 35805
                                 (256) 882-4800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          -----------------------------

                                   Copies to:
                             G. William Speer, Esq.
                     Powell, Goldstein, Frazer & Murphy LLP
                     191 Peachtree Street, N.E., 16th Floor
                             Atlanta, Georgia 30303
                            Telephone: (404) 572-6600

                          -----------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]



                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
                                                   Proposed      Proposed
                                                    Maximum       Maximum
                                                   Offering      Aggregate         Amount of
   Title of Each Class of        Amount to be        Price        Offering       Registration
 Securities to be Registered    Registered (1)     Per Unit     Price (1)(2)         Fee (3)
-----------------------------   --------------     --------     ------------     ------------
-----------------------------   --------------     --------     ------------     ------------
Debt Securities (4)..........
Preferred Stock, no par value
  per share (5)..............
Common Stock, $0.10 par value
  per share (6)..............
Depositary Shares (7)
Warrants (8)


     Total                       $800,000,000         (2)       $800,000,000       $211,200
----------------------------------------------     --------     ------------     ------------

(1) In no event will the aggregate maximum initial offering price of all securities issued pursuant to this Registration Statement exceed $800,000,000, or the equivalent thereof in foreign currencies or currency units. Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.D of Form S-3 and (b) will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

(4) Subject to footnote (1), there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Company. Such amount shall be increased, if any Debt Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by the Company shall be equal to the above amount to be registered. Also, in addition to any Debt Securities that may be issued directly under this Registration
         Statement, there is being registered hereunder such indeterminate amount of Debt Securities as may be issued upon conversion or exchange of other Debt Securities, Preferred Stock or Depositary Shares of the Company, for which no consideration will be received by the Company, or upon exercise of Warrants registered hereby.

(5) Subject to footnote (1), there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the Company. There also is being registered hereunder an indeterminate number of shares of Preferred Stock as shall be issuable upon exercise of Warrants registered hereby. In addition, there is being registered hereunder such indeterminate number of shares of Preferred Stock, for which no consideration will be received by the Company, as may be issued upon conversion or exchange of Debt Securities of the Company.

(6) Subject to footnote (1), there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Company. There also is being registered hereunder an indeterminate number of shares of Common Stock as may be issuable upon conversion of the Debt Securities or the Preferred Stock or upon exercise of Warrants registered hereby. The aggregate amount of Common Stock registered hereunder is limited, solely for purposes of any at the market offerings, to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended.

(7) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts, representing a fractional interest of a share of Preferred Stock.

(8) Subject to footnote (1), there is being registered hereunder an indeterminate number of Warrants representing rights to purchase Debt Securities, shares of Common Stock or Preferred Stock or Depositary Shares of the Company registered hereby.




         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus in not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                  SUBJECT TO COMPLETION, DATED JANUARY 24, 2000

PROSPECTUS

                                  $800,000,000

                                  [Logo of SCI]

                                SCI SYSTEMS, INC.

                 DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK

                         DEPOSITARY SHARES AND WARRANTS

                               -------------------


         When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the offering price of the securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

                               -------------------

            Our common stock is traded on the New York Stock Exchange
                             under the symbol "SCI."


                               -------------------

         Investing in these securities involves risks. See "Risk Factors" beginning on page 6 of this prospectus.

                               -------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

                The date of this prospectus is           , 2000.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ABOUT THIS PROSPECTUS.........................................................1


FORWARD-LOOKING STATEMENTS....................................................1


SCI SYSTEMS, INC..............................................................1


RISK FACTORS..................................................................6


USE OF PROCEEDS..............................................................10


THE SECURITIES...............................................................10


LEGAL OWNERSHIP OF SECURITIES................................................11


DESCRIPTION OF DEBT SECURITIES...............................................15


DESCRIPTION OF CAPITAL STOCK.................................................30


DESCRIPTION OF DEPOSITARY SHARES.............................................31


DESCRIPTION OF WARRANTS......................................................34


PLAN OF DISTRIBUTION.........................................................35


LEGAL MATTERS................................................................36


EXPERTS......................................................................37


WHERE YOU CAN FIND ADDITIONAL INFORMATION....................................37


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................37

[BEGINNING OF PAGE 1]

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

         When used in this prospectus and any prospectus supplement, the terms "SCI", "we", "our", "us" and the "Company" refer to SCI Systems, Inc. and it subsidiaries, unless the context requires otherwise.


                           FORWARD-LOOKING STATEMENTS

         We make "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, throughout this prospectus, supplements to this prospectus and in the documents we incorporate by reference into this prospectus. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," "plan" and "continue" or similar words. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Important factors which could cause our actual results to differ materially from the forward-looking statements in this prospectus or in the documents that we incorporate by reference into this prospectus are set forth in the "Risk Factors" section of this prospectus, and elsewhere in this prospectus, in supplements to this prospectus and in the documents that we incorporate by reference into this prospectus.

         You should read this prospectus, supplements to this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even in the event our situation changes in the future. All written or oral forward-looking statements attributable to us are expressly qualified by these cautionary statements.

                                SCI SYSTEMS, INC.

         We are a diversified international electronics manufacturing services provider. We design, manufacture, distribute, and service electronic products for virtually every market segment. Markets served by SCI include the computer, peripheral, datacom, telecom, medical, industrial, consumer, aerospace, defense, and entertainment industries, as well as the U.S. Government.

         Founded in 1961, we were initially engineering oriented - with the U.S. Government's National Aeronautics and Space Administration (NASA) and its prime contractors as our early customers. Building on a strong technical and engineering base, which we still maintain today, we participated in a number of significant Department of Defense programs and later expanded into a variety of commercial activities.

[END OF PAGE 1]

[BEGINNING OF PAGES 2,3 AND 4]

         In the mid-1970s, we pioneered the electronic contract manufacturing services industry, which encompasses a full range of outsourcing services to
Original Equipment Manufacturers (OEMs) for the production and assembly of electronic products, including engineering, procurement and inventory management, testing, distribution and depot repair services. We became the world's premier provider of electronics manufacturing services and we continue as a leader in surface mount technology (SMT) production capacity.

         Although we derive much of our revenue from hardware manufacturing and maintain a broad technology base, we are primarily a vertically integrated engineering and manufacturing services provider with dedication to close customer interaction forming the cornerstone of our activities. The key elements of our operating philosophy - quality products, competitive pricing, and customer responsiveness - are a proven foundation for success. These fundamental tenets will continue to guide us as we pursue opportunities for growth and expansion.

         Our customers have included many of the foremost global OEMs that require electronic manufacturing services, such as Hewlett-Packard, Compaq, Dell, Nortel, Nokia, Ericsson, Philips, Silicon Graphics, Cabletron, General Electric, Roche, Johnson & Johnson, Boeing, Houston Tracker, Intel, ADM, LSI Logic, and McData.

         We currently have 37 plants in 17 different countries. We believe we produce the broadest range of subassemblies and finished products of any electronic manufacturing services company. These products and a full range of engineering, distribution, logistic, and after sales services are supplied to a large multinational customer base for a highly diversified mix of commercial applications as well as for military and space programs. The following is a partial listing of products that we build.

Telecommunications Products
o        Cable modems for high-speed Internet access
o        Terminals for tracking vehicles and cargo containers via satellite
o        Broadband digital access products for fiber-to-the-curb installations
o        Transaction automation systems
o        Printed circuit board (PCB) assemblies for use in:
         o        public switching equipment
         o        ground-based RF telephone systems
         o        high speed modems
         o        PCMCIA-format plug-in modems
         o        large cellular network base stations
         o        advanced multiplex equipment
         o        credit card processors
         o        token ring switches
o        PCB assemblies and finished products for:
         o        routers
         o        hubs
         o        switches
         o        multiplexers
         o        GSM radios
         o        battery chargers for cellular products
         o        power systems for base stations

Computers
o        PC, server, and workstation motherboards
o        Home computers
o        Office computers
o        Microprocessor modules
o        ATM motherboards
o        Notebook computers
o        Workstations
o        Servers
o        Ruggedized computers

Industrial Products
o        Bar code readers
o        Test and measurement systems
o        Hand held tracking devices
o        Battery chargers for electric vehicles
o        Semiconductor processing equipment
o        Hand held engine analyzers
o        Sheet metal, plastic, and machined components
o        Ruggedized high reliability assemblies for:
         o        railroad locomotives
         o        broadcast equipment
         o        studio and remote programming systems
         o        special effects units
         o        signal and transmission routing and processing systems
         o        automotive sensors

Military and Aerospace Products
o        Aircraft voice and digital communications control systems
o        GPS User Equipment for fixed-wing aircraft, helicopters, and ships
o Systems for the Apache Longbow helicopter: systems computers, weapons computers, and communications processors
o Tactical communications - ruggedized field telephones and shelter communications systems
o Fiber Optic Guided Missile gunner consoles and fiber optic dispensers system
o        Data Bus products for aircraft
o        Current mode couplers and Standard Interface Modules for aircraft
o Flight test instrumentation systems for joint service applications on a wide range of aircraft
o        Nonvolatile memories for aircraft and satellite applications
o        Interference blanker systems for aircraft
o        Data acquisition systems for the Titan IV Launch Vehicle
o        Family of standard bus computer subsystems
o Satellite terminals - two-way terrestrial terminals for voice, data, and telephony
o        Sincgars radio card assemblies

Peripheral Products
o        Color ink-jet printers
o        High resolution color scanners and printers
o        Point-of-sale data entry and management systems
o        Video monitors
o        Data terminals
o        Network interface assembly
o        Back planes
o        Notebook docking stations
o        Asynchronous Transfer Mode control units
o        Credit verification systems
o        Memory modules
o        PCB assemblies for use in:
         o        disk drives
         o        disk array systems
         o        optical storage devices and systems
         o        tape drives
         o        large automated tape libraries
         o        graphic design systems
         o        graphics accelerators
         o        ink-jet, thermal, and dot-matrix printers
         o        color plotters
         o        copiers

Consumer Products
o        Video projectors
o        Internet "TV set top" converters
o        Family of digital TV receiver products for:
         o        direct broadcast satellites
         o        fixed cables
         o        ground based broadcast
o        Miniature printed circuit board assemblies for:
         o        camera products
         o        cellular telephones
o        Automotive control/dashboard products

Medical Products
o        Vital signs monitoring equipment
o        Blood glucose monitors
o        Electronic controls for X-ray equipment
o        Printed circuit board assemblies for:
         o        Computer Tomography (CT) scanners
         o        Magnetic Resonance Imaging (MRI) machines
         o        X-ray systems
         o        ultrasound systems
         o        infusion pumps
         o        sleep apnea pressure pumps

Engineering Services

         Many of our existing and potential customers are in various stages of migrating from vertical integration (where they perform all services to bring products to market in house) to virtual integration (where separate service providers tied together over the Internet, resulting in very active and timely data interchange, work together to bring products to market) and will increasingly rely on the electronic manufacturing services industry for new product development and introduction support. We are benefiting from this trend, having begun as an engineering oriented company and currently possessing the most extensive product development and related support resources of any company in our industry. These engineering resources, coupled with our global supply chain, manufacturing, test, distribution, and after sale support capabilities, serve to promote lasting strategic partnerships. Engineering support is a growing influence on customers' ability to realize their outsourcing objectives of lower total cost, shorter time to market, reduced capital investment, enhanced risk management, access to leading technologies, and flexible manufacturing and distribution capacity.

         The depth and breadth of our engineering resources and capabilities differentiate SCI from our competitors with customers seeking to enhance the product development process through a relationship with a provider of electronic manufacturing services. SCI is expert in the design of products and systems with particular emphasis on computer, communications, and instrumentation technologies. Our product development engineers and technical support personnel provide our customers with electronic, mechanical, software, and system engineering services. We employ in excess of 2,000 engineering personnel, including the additional disciplines of quality, reliability, component, manufacturing, test, industrial, and environmental engineering.

Manufacturing Technology

         We utilize leading edge manufacturing processes and equipment. We aggressively invest in the very latest manufacturing and electronic interconnect technologies and actively analyze and anticipate new manufacturing technologies. Our equipment is continuously upgraded or purchased to provide increased production throughput, higher productivity, greater accuracy and reliability, utilizing the latest assembly technologies.

[END OF PAGES 2,3 AND 4]

[BEGINNING OF PAGE 5]

Company Organization

         SCI is organized into decentralized divisions and plants with leadership, oversight, and certain core services provided from our corporate center. We currently operate 37 manufacturing plants in 17 countries organized into 8 divisions.

Technology Division

         This Division consists of three plants in Alabama and a plant in Colorado. The Division was formed by combining SCI's domestic commercial development engineering and support resources with its former Government Division to allow us to focus technology resources on a range of commercial and government activities. In addition to manufacturing products for its own customers, this Division serves as a corporate wide resource to design and support customer products manufactured in SCI facilities around the world. The Division's product line ranges from military and space products built and tested to exacting standards to a range of commercial products built to order in lot size of one and delivered directly to the customer base.

Personal Computer Division

         This Division has two plants in Alabama and a plant in The Netherlands, all producing a variety of finished personal computers (PCs) in high volumes. One plant serves as the main production facility for a customer's global corporate PC business. Another provides assembly of a family of finished consumer PC products for the North American market. The Netherlands plant provides final assembly of PCs for the European market.

Western Division

         The four plants of this Division are located in California, South Dakota, and Colorado, and serve the Western United States. The plants operate a large number of automated assembly lines and offer a full range of manufacturing services, primarily in high-mix medium volume production of subassemblies for major customers. Additionally, one of the Division's operations provides fabricated sheet metal products and assemblies, generally referred to as enclosures, to OEMs and other electronic manufacturing service providers. The Division's plants provide extensive new product introduction services.

Southeastern Division

         This Division serves customers in the Southeastern United States from three plants in Alabama and one plant in North Carolina. One Alabama plant specializes in general machining, sheet metal fabrication, plastic molding, and system integration of precision mechanical products. This plant's services are available to all SCI plants. High-volume products of this Division include medical devices and satellite TV receivers. A plant in Brazil provides production support for global customers' South American market. That plant is positioned to capitalize on growth opportunities in that promising regional market.

Northeastern Division

         The four plants of this Division - in Maine, New Hampshire, Quebec and Ontario - serve the Northeastern United States and Canada. The plants primarily produce subassemblies for graphics

[END OF PAGE 5]

[BEGINNING OF PAGE 6]

equipment and for the data communication and telecommunication industries. The plants also perform final assembly of several computer products.

Mexican Division

         This Division has two plants in Guadalajara and one each in Monterrey and Mexico City and operates SCI's largest number of automated production lines. The Division provides services to multinational customers for the North American computer, peripheral, and high-end consumer product markets.

Asian Division

         From plants in Singapore, Thailand, Malaysia, and mainland China, the Asian Division serves its region with a large number of high-volume automated assembly lines. The plants produce subassemblies for shipment to numerous customer final assembly plants, as well as finished products for multinational distribution.

European Division

         This Division operates eight plants located in Scotland, Ireland, France, Israel, Hungary, Finland, Sweden, and Spain. SCI's European capacity has expanded rapidly in recent years. Division plant capabilities offer a full line of production services to a sizeable number of global customers in proximity to their markets. Principal markets include telecommunication equipment, peripheral products, and multimedia TV reception units.

         Our principal executive offices are located at 2101 West Clinton Avenue, Huntsville, Alabama, 35805, and our telephone number is (256) 882-4800. Our website is located at www.sci.com. Information contained in our website is not a part of this prospectus or the documents incorporated by reference in this prospectus.


                                  RISK FACTORS

         Before you invest in the securities that we are offering, you should be aware that the occurrence of any of the events described in this risk factor section and elsewhere in this prospectus or in a supplement to this prospectus could have a material adverse effect on our business, financial condition and results of operations. You should carefully consider these risk factors and the specific risks set forth under the caption "Risk Factors" in any supplement to this prospectus, together with all of the other information included in this prospectus or in a supplement to this prospectus and in documents we incorporate by reference before you decide to purchase our securities. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in the "Where You Can Find Additional Information" section of this prospectus.

A Majority of Our Revenues Comes from a Limited Number of Customers; Reductions in Sales to these Customers Could Adversely Affect Our Results of Operations

         A majority of our revenues are derived from direct sales to original equipment manufacturers. Although we have several hundred customer accounts, in any particular period a significant percentage of sales is derived from a limited group of customers. Individual customers whom we expect to exceed 10% of annual sales in the current fiscal year are Hewlett-Packard, Compaq, Dell, and Nortel. In fiscal year

[END OF PAGE 6]

[BEGINNING OF PAGE 7]

1999, our ten largest customers contributed more than 75% of revenues. Significant reductions in sales to any of these customers could have a material adverse effect on our results of operations.

         Customer contracts can be canceled and volume levels changed or delayed at any time without notice, subject to cancellation costs, if any. Timely replacement of canceled, delayed, or reduced contracts with new business cannot be assured. These risks are exacerbated as a majority of our sales are to customers in the electronics industry, which is subject to rapid market and technological changes and frequent product obsolescence. Factors affecting the electronics industry in general or any of the our major customers in particular could have a material adverse effect upon our results of operations.

We Are Subject to Credit Risks With Customers

         Our major contracts are with customers in the high technology industry. Credit terms relating to both accounts receivable and contract inventories are extended to customers after performing credit evaluations. When significant credit risks exist, letters of credit or other appropriate security are generally requested. However, credit losses on customer contracts have occurred in the past and no assurances can be given that credit losses, which could be material, will not reoccur.

Our Rapid Growth May be Difficult to Manage

         SCI has experienced rapid growth over recent years. We have acquired and built substantial facilities in several locations and continue to do so. There can be no assurance that historical revenue growth will continue or that we will successfully manage existing operations or future plants we may acquire or build. As we manage our operations and expand geographically, we may experience, as we have in the past, inefficiencies related to new operations and broadened geographic diversification. We may be adversely affected by new and acquired facilities that do not achieve growth sufficient to offset increased expenditures associated with expansion. In addition, should we increase capacity and expenditures in anticipation of future sales levels which do not materialize, profitability could be adversely affected. Moreover, occasionally customers may require rapid production increases which can stress our resources.

Our Results of Operations May be Affected by the Seasonality of our Business

         We have not historically considered our business to be consistently seasonal, although seasonal demands for our customers' products sold to consumers may impact our quarterly revenues. In recent periods the proportion of our products ultimately sold at retail has expanded, which has increased seasonality in our sales. Operating margins have seen seasonal fluctuations in the past, particularly in the first fiscal quarter due to slowing effects of the summer season. We believe these seasonality effects may continue.

Our International Operations are Significant and Increasing; This Increases Our Exposure to the Risks of Global Operations

         We operate internationally with the majority of revenue generated in the United States, but with significant foreign activities. Our U.S. export and foreign sales represented 44% of total sales in 1999, 34% in 1998, and 26% in 1997. Much of our manufacturing material is sourced from international suppliers. As a result of our international sales and facilities, our operations are subject to a variety of risks that are unique to our international operations, including the following:

      o adverse movement of foreign currencies against our U.S. dollar reporting currency;

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

[BEGINNING OF PAGE 8]

      o import and export duties, and value added taxes that we may have to absorb;
      o import and export regulation changes that could affect our profit margins or restrict exports;
      o    potential  restrictions on the transfer of funds; and
      o    the burden and cost of compliance with foreign laws.

We Operate in a Highly Competitive Industry

         We operate primarily in the electronics manufacturing services industry. We compete against numerous domestic and foreign companies which participate in our industry. We also face competition from current and prospective customers who evaluate our capabilities against the merits of internal manufacturing. Competition varies depending upon the type of service offered and the geographic area of competition. Competition is intense and is expected to continue to be so as more companies enter our industry and existing competitors expand capacity. We could be adversely affected if our competitors introduce superior or lower priced services.

         To remain competitive, we must continue to develop and provide technologically advanced engineering services, information systems, and manufacturing processes. We must also maintain high quality, offer flexible delivery schedules, deliver products on a timely basis, and continue to price our products and services competitively. Failure to satisfy any of the foregoing requirements could adversely affect us.

Shortage in the Availability and Increased Prices of Electronic Components May Affect Our Results of Operations

         Components are sourced on a global basis. Component availability is periodically subject to constraints, shortages, and abundances. Many components are available only from a limited number of sources. Some components are subject to periodic allocation by suppliers. Although no assurances can be given, we have generally been able to obtain adequate supply to maintain production when shortages occur. However, shipment delays have occurred and may reoccur. Significant component constraints could adversely affect us. Our revenues are mainly generated from turnkey manufacturing services. Accordingly, average selling prices for our products fluctuate proportionally to component prices.

Our Operating Results May Fluctuate Due to a Number of Factors

         Our operating results are dependent upon our ability to identify and react in a timely manner to changes in business conditions and customer requirements, especially our actions in balancing inventory quantities; property, plant, and equipment capacity; staffing levels; and liquidity amounts. Accordingly, operating results could vary over time as such conditions change.

We Depend on Key Personnel

         Our success depends largely upon the efforts and abilities of key managerial and technical employees. The loss of services of certain key personnel could adversely affect us. Our business depends upon our ability to recruit, train, and retain senior managers, skilled professional and technical salaried personnel, and skilled and semiskilled hourly employees at competitive costs for which there is intense competition. Failure to do so could adversely affect us.

We are Subject to Environmental Risks

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

[BEGINNING OF PAGE 9]

         We are subject to a variety of environmental regulations relating to the use, storage, discharge, and disposal of hazardous materials used in our manufacturing processes. Our failure to comply with present and future regulations could subject us to future liabilities or the suspension of production. In addition such regulations could restrict our ability to expand our facilities or could require us to acquire costly equipment or to incur other significant expenses to comply with environmental regulations.

We are a Party to Legal Proceedings

         We are a party to several lawsuits incidental to our various activities and incurred in the ordinary course of business. We believe that we have meritorious claims and defenses in each case that either will absolve us of or limit our liability. We also believe we have adequately provided for any likely material adverse outcome of pending litigation. After consultation with counsel, it is the opinion of management that, although there can be no assurance given, none of the associated claims when resolved will have a material adverse effect upon our consolidated financial position.

         We have been sued by the Lemelson Medical Educational Research Foundation, together with eighty-seven other defendants including our major domestic competitors and customers, alleging infringement on fifteen patents relating to machine vision and use of bar coding and bar code readers in manufacturing. Lemelson has been successful in settling similar assertions against certain automobile and semiconductor manufacturers. Lemelson is requesting damages equal to a certain percent of sales for a ten-year period. We, together with other major defendants, intend to contest the validity of the patents. In addition, possible recourse exists against the manufacturers of the equipment which Lemelson is alleging violated its patents. While no guarantee can be given, we believe that outcome of this lawsuit will not result in any material adverse effect on us. The maximum exposure for this suit is currently estimated to be less than one percent of the our current assets, and we have provided for what we believe will be the likely outcome of the suit. Additionally if Lemelson's patents are upheld, we believe we will be able to obtain adequate licenses to use them.

We Are Sensitive to Interest Rate Fluctuations

         Short-term interest rate changes can impact the interest expense on our variable interest rate debt, as well as the discount (reflected as interest expense) on our accounts receivable sold under an asset securitization agreement.

We Are Exposed to Fluctuations in the Exchange Rates of Foreign Currencies

         We predominantly conduct our foreign sales and purchase transactions in U.S. dollars or under customer contract provisions that protect against most major currency risks. Our largest currency risk is that associated with Brazilian operations. Unlike our other foreign operations, our plant in Brazil is directly subjected to the effects of currency devaluation on certain customers' contracts until forward pricing is adjusted accordingly (normally monthly). During fiscal 1999, the Brazilian currency experienced severe devaluations. This devaluation adversely impacted the results of the Brazilian operation. We consider the Brazilian economic outlook, while improving, too uncertain to predict.

         Other currency exchange risks primarily relate to current assets and liabilities denominated in other than the U.S. dollar. Although we endeavor to balance such items against each other where possible at individual operations, no assurance can be given that we will be successful in mitigating the effects of changes in currency exchange rates upon such non-U.S. dollar transactions. Changes in some foreign currency exchange rates impact the geographic areas where our revenue is derived. When foreign currencies are devalued, manufacturing costs of plants in those countries may become more competitive with other established plants.

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

[BEGINNING OF PAGE 10]

Our Stock Price May Be Volatile

         Our common stock is traded on the New York Stock Exchange. Our common stock market price has fluctuated substantially in the past and could fluctuate substantially in the future, based on a variety of factors, including among others:

      o    future announcements covering us or our key customers or competitors;
      o    demand for our services;
      o    changes in earnings estimates by analysts;
      o    fluctuations in quarterly operating results;
      o general conditions in the contract manufacturing, communications, computer peripherals, personal computer, automotive or consumer products industries;
      o general economic, political and market conditions, such as recessions or international currency fluctuations;
      o    litigation; and
      o    government regulations.


                                 USE OF PROCEEDS

         Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes, including capital expenditures, the repayment or refinancing of debt and to meet working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies, for which a portion of the net proceeds may be used. Pending such uses, we will invest the net proceeds in interest-bearing securities.



                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

         The consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                                                                             THREE
                                      FISCAL YEAR ENDED JUNE 30,                         MONTHS ENDED
                            ----------------------------------------------       --------------------------------
                                                                                 September 27,      September 28,
                            1995      1996      1997      1998      1999             1998               1999
                            ----      ----      ----      ----      ----             ----               ----
Ratio of earnings to
fixed charges.............  5.11x     6.25x     7.20x     8.70x     10.02x           7.77x              16.54x




For these ratios, "earnings" represents income before taxes plus fixed charges. Fixed charges consist of interest expense and amortization of debt expenses.


                                 THE SECURITIES

         SCI may from time to time offer under this prospectus, separately or together:

      o    unsecured senior or subordinated debt securities,
      o    shares of common stock,

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

[BEGINNING OF PAGE 11]

      o shares of preferred stock, which may be represented by depositary shares as described below,
      o    warrants to purchase  shares of common stock,
      o    warrants to purchase shares of preferred stock and
      o    warrants to purchase debt securities.

         The aggregate initial offering price of the offered securities will not exceed $800,000,000.


                          LEGAL OWNERSHIP OF SECURITIES

Book-Entry Holders.

         SCI will issue debt securities in book-entry form only, unless it specifies otherwise in a prospectus supplement. SCI may issue shares of common stock and shares of preferred stock and warrants in book-entry form. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

         We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

         As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

         In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

         For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

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

[BEGINNING OF PAGE 12]

Legal Holders

         We, and any third parties employed by us or acting on your behalf, such as trustees, depositories and transfer agents, are obligated only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

         For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture) we would seek the approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

         When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect holders of those securities. When we refer to your securities, we mean the securities being offered by this prospectus in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

         If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

      o    how it handles securities payments and notices;

      o    whether it imposes fees or charges;

      o how it would handle a request for the holders' consent, if ever required;

      o whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

      o how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

      o if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

         A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

         Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust & Clearing Corporation, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

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

[BEGINNING OF PAGE 13]

         A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

         As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

         If securities are issued only in the form of a global security, an investor should be aware of the following:

      o An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

      o    An investor  will be an  indirect  holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we
           describe   under  "Legal   Ownership  of Securities" above.

      o An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

      o An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

      o The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. Neither we nor any third parties employed by us or acting on our behalf, such as trustees and transfer agents, have any responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We also do not supervise the depositary in any way.

      o DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well.

      o    Financial   institutions   that   participate  in  the   depositary's
           book-entry system, and through which an investor holds its interest in a global security, may also have their own

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

[BEGINNING OF PAGE 14]

           policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

         In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above.

         The special situations for termination of a global security are as follows:

      o if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within a specified time period;

      o    if we elect to terminate that global security; or

      o if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

         The prospectus supplement may also list additional situations for terminating a global security that would apply to a particular series of securities covered by the prospectus supplement. If a global security is terminated, only the depositary is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

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

[BEGINNING OF PAGE 15]

                         DESCRIPTION OF DEBT SECURITIES

         This prospectus describes the terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to the particular series of debt securities.

         The senior debt securities will be senior unsecured obligations of SCI issued in one or more series under an indenture (the "senior indenture") to be entered into between SCI and a U.S. banking institution, as trustee, whose name will be set forth in the applicable supplement. The subordinated debt securities will be subordinated unsecured obligations of SCI issued in one or more series under an indenture (the "subordinated indenture") to be entered into between SCI and a U.S. banking institution, as trustee, whose name will be set forth in the applicable prospectus supplement. The forms of the indentures have been filed with the SEC as exhibits to the registration statement. The terms of any series of debt securities will be those set forth in the applicable indenture and such debt securities and those made part of the indenture by the Trust Indenture Act.

         Because the summary of the material provisions of the indentures and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the forms of the applicable indenture and the debt securities for complete information regarding the terms and provisions of that indenture (including defined terms) and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

General

         The debt securities may be issued from time to time in one or more series. The indentures do not limit the aggregate principal amount of debt securities which SCI may issue thereunder and provide that SCI may issue debt securities of any series thereunder up to an aggregate principal amount which SCI may authorize from time to time.

         Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of SCI and will rank equally with all of its other unsecured and unsubordinated indebtedness. The subordinated debt securities of each series will be unsecured obligations of SCI, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes senior debt securities) of SCI with respect to such series, as described below under "Subordination of Subordinated Debt Securities" and in the applicable prospectus supplement.

         The prospectus supplement relating to the series of debt securities offered thereby will describe the specific terms of the debt securities offered. These terms will include some or all of the following:

      o the title or designation of such debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

      o    any limit on the aggregate principal amount of such debt securities;

      o the price or prices (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued;

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[BEGINNING OF PAGE 16]

      o the date or dates on which the principal of and premium, if any, on such debt securities will be payable, or the method or methods, if any, by which such date or dates will be determined;

      o the rate or rates at which such debt securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest will accrue, or the method or methods, if any, by which such date or dates are to be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

      o the dates on which such interest, if any, will be payable and the record dates, if any, therefor;

      o the place or places, if any, other than or in addition to New York City, of payment, transfer, conversion and/or exchange of the debt securities and where notices or demands to or upon SCI in respect of the debt securities may be served;

      o if applicable, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which debt securities may be redeemed at the option of SCI or are subject to repurchase at the option of the holders;

      o    the terms of any sinking fund or analogous provision;

      o the authorized denominations in which such debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

      o whether the amount of payments of principal of, or premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined;

      o whether any such debt securities are to be issuable in registered form as registered securities or bearer form as bearer securities or both and, if in bearer form, the terms and conditions relating thereto and any limitations on issuance of such bearer securities (including in exchange for registered securities of the same series);

      o whether any such debt securities will be issued in temporary or permanent global form and, if so, the identity of the depositary for such global debt security;

      o the person to whom any interest on any registered securities of the series shall be payable, if other than the person in whose name the registered security ( or one or more predecessor securities (i.e., every previous debt security evidencing all or a portion of the same indebtedness as that evidenced by such particular debt security)) is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any bearer security of the series shall be payable, if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable

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           on a temporary  global debt  security  will  be paid if other than in the manner provided in the indenture;

      o if not the principal amount of the debt securities, the portion of the principal amount of such debt securities which shall be payable upon acceleration thereof if other than the full principal amount thereof;

      o if the principal amountof the debt securities payable at maturity is not determinable as of any date prior to such maturity, the amount which will be deemed to be the outstanding principal amount of such debt securities;

      o if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any Additional Amounts with respect to any of such debt securities;

      o whether the debt securities will be convertible into and/or exchangeable for other securities, and, if so, the terms and conditions upon which the debt securities will be so convertible or exchangeable;

      o any deletions from, modifications of or additions to the Events of Default or covenants with respect to the debt securities;

      o    whether the provisions described below under "Defeasance and Covenant
           Defeasance"   will  be   applicable  to  such  debt securities; and

      o    any other terms of such debt securities.

         Debt securities may be issued as original issue discount securities (i.e., debt securities which provide for declarations of amounts less than the principal face amount thereof to be due and payable upon acceleration pursuant to the indenture) to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

         Under the indentures, the terms of the debt securities of any series may differ, and SCI, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of such series or establish additional terms of such series.

         Unless otherwise described in a prospectus supplement relating to any debt securities, neither indenture contains any provisions that would limit SCI's ability to incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in the credit quality of SCI or a takeover, recapitalization or highly leveraged or similar transaction involving SCI. Accordingly, SCI could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect SCI's capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any deletions from, modifications of or additions to the Events of Default described below or covenants contained in the applicable indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

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Conversion and Exchange

         The terms, if any, on which debt securities of any series are convertible into or exchangeable for shares of common stock, shares of preferred stock or other securities, whether or not issued by SCI, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of SCI, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

Subordination of Subordinated Debt Securities

         The subordinated debt securities of each series will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness with respect to such series. Upon any payment or distribution of assets of SCI of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of SCI, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness with respect to the subordinated debt securities of any series will first be paid in full, or payment thereof provided for in money in accordance with its terms, before the holders of subordinated debt securities of such series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities of such series, and to that end the holders of such Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of SCI being subordinated to the payment of subordinated debt securities of such series, which may be payable or deliverable in respect of the subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or other proceeding.

         By reason of such subordination, in the event of liquidation or insolvency of SCI, holders of Senior Indebtedness with respect to the subordinated debt securities of any series and holders of other obligations of SCI that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of the subordinated debt securities of such series.

         Subject to the payment in full of all Senior Indebtedness with respect to the subordinated debt securities of any series, the rights of the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of SCI applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the subordinated debt securities of such series have been paid in full.

         No  payment  of  principal  (including   redemption  and  sinking  fund
payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of any series may be made (1) if any Senior Indebtedness with respect to such series is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, (2) if the maturity of any Senior Indebtedness with respect to such series has been accelerated because of a default. In addition, if any default occurs with respect to Designated Senior Indebtedness (as defined below) giving the holders of such Designated Senior Indebtedness the right to accelerate the maturity thereof, and SCI and the trustee under the subordinated indenture have received written notice thereof from an authorized person on behalf of any holder of the Designated Senior

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

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Indebtedness,  then SCI may not make any payments on account of the subordinated debt securities or on account of the purchase or redemption or other acquisition of the subordinated debt securities for a payment blockage period commencing on the date SCI and the trustee receive such written notice of default and ending on the earliest of:

      o    180 days from such date;

      o the date, if any, on which the Designated Senior Indebtedness to which such default relates is discharged or such default is waived or otherwise cured; and

      o the date, if any, on which such blockage period has been terminated by written notice to SCI or the trustee under the subordinated indenture from the person who gave the written notice of default.

         Unless the holders of the Designated Senior Indebtedness or an authorized representative of such holders accelerates the maturity of such Designated Senior Indebtedness, SCI may resume payments on the subordinated debt securities after the end of the payment blockage period. Not more than one payment blockage notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period.

         The subordinated indenture does not limit or prohibit SCI from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to the subordinated debt securities of any series, but subordinate to other obligations of SCI. The senior debt securities will constitute Senior Indebtedness with respect to the subordinated debt securities of each series under the subordinated indenture.

         The term "Senior Indebtedness" means, with respect to the subordinated debt securities, the principal of, interest on and other amounts due on Indebtedness of SCI, whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed by SCI; unless in the instrument creating or evidencing or pursuant to which such Indebtedness is outstanding, it is expressly provided that such Indebtedness is not senior in right of payment to the subordinated debt securities. Senior Indebtedness includes, with respect to the obligations described above, interest accruing, pursuant to the terms of such Senior Indebtedness, on or after the filing of a petition in bankruptcy or for reorganization relating to SCI, whether or not post-filing interest is allowed in such proceeding, at the rate specified in the instrument governing the relevant obligation. Senior Indebtedness will not, however, include (1) Indebtedness of or amounts owed by SCI for compensation to employees, or for goods, services or materials purchased in the ordinary course of business; (2) with certain exceptions, Indebtedness of SCI to a Subsidiary; or (3) any liability for federal, state, local or other taxes owed by SCI.

         The term "Designated Senior Indebtedness" means any Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding of, or commitments to lend up to, at least $50 million and is specifically designated by SCI in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for the purposes of the subordinated indenture.

         The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular series of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

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

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Registration and Transfer

         Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indentures, however, provide that SCI may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer securities shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person (as defined below) other than offices located outside the United States of certain United States financial institutions. As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a United States court and which has one or more
United States fiduciaries who have the authority to control all substantial decisions of the trust, and "United States" means, except as may be set forth in the prospectus supplement, the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of bearer securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer securities.

         Unless otherwise indicated in the applicable prospectus supplement, registered securities will be issued in denominations of $1,000 or any integral multiple thereof.

         Unless otherwise indicated in the applicable prospectus supplement, debt securities may be surrendered for registration of transfer or exchange at an office or agency to be maintained by SCI in the Borough of Manhattan, The City of New York. No service charge shall be made for any registration of transfer or exchange of debt securities, but SCI may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection therewith.

         Unless otherwise indicated in the applicable prospectus supplement, SCI will not be required to do the following:

      o issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor to be redeemed and ending at the close of business on the day of giving notice of such redemption;

      o register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

      o exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

      o issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Payment Mechanics

         If interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date (see below) relating to the interest payment date. If interest is due at maturity but on a day

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

[BEGINNING OF PAGE 21]

that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment, or in the case of a global security, in accordance with the applicable policies of the depositary.

         Payments on Global Securities. SCI will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, SCI will pay directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under "Legal Ownership of Securities Global Securities."

         Payments on Non-Global Securities. We will pay interest that is due on an interest payment date with respect to non-global securities by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds, that is, funds that become available on the day after the check is cashed.

         Alternatively, if a non-global security has a face amount of at least $1 million, and the holder asks SCI to do so, SCI will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described below.

         Regular Record Dates. SCI will pay interest to the holders listed on the trustee's records as the owners of the debt securities at the close of business on a particular day in advance of each interest payment date. Interest will be paid to these holders if they are listed as the owner even if they no longer own the debt security on the interest payment date. That particular day, usually about two weeks in advance of the interest payment date, is called the regular record date and will be identified in the prospectus supplement.

         Payment When Offices Are Closed. If any payment is due on a debt security on a day that is not a business day, SCI will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

         Paying Agents. SCI may appoint one or more financial institutions to act as its paying agents, at whose designated offices debt securities in non-global form may be surrendered for payment at their maturity. SCI calls each of these offices a paying agent. SCI may add, replace or terminate paying agents from time to time and may also choose to act as its own paying agent. Initially, SCI will appoint the trustee, at its corporate trust office in New York City, as the paying agent.

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         Bearer  Securities.   Unless  otherwise  indicated  in  the  applicable
prospectus supplement, payment of principal of, premium, if any, and interest, if any, on bearer securities will be made, subject to any applicable laws and regulations, at such office or agency outside the United States as specified in the prospectus supplement and as SCI may designate from time to time. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date.

         BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT WITH THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS ON THEIR DEBT SECURITIES.

Redemption and Repurchase

         The debt securities of any series may be redeemable at the option of SCI, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by SCI at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

         Each indenture restricts SCI's ability to, among other things:

      o    consolidate;

      o    merge; or

      o    transfer or lease substantially all of its assets.

         SCI will not consolidate with or merge with or into any other person or, directly or indirectly, convey, transfer or lease its properties and assets substantially as an entirety to any person or persons, unless:

(a) Either (1) SCI is the surviving corporation or (2) the person, if other than SCI, formed by such consolidation or into which SCI is merged or the person that acquires by sale, assignment, transfer, lease or other disposition the properties and assets of SCI substantially as an entirety (A) is a corporation, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (B) expressly assumes, by a supplemental indenture in form satisfactory to the trustee under each indenture, all of SCI's obligations under such indenture and the debt securities.

(b) Immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing.

(c) SCI delivers, or causes to be delivered, to the trustee under each indenture, in form and substance reasonably satisfactory to the trustee under such indenture, an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements of the indenture.

         In the event of any transaction described in and complying with the conditions listed in the first paragraph of this covenant in which SCI is not the continuing obligor under the indentures, the surviving entity will succeed to, and be substituted for, and may exercise every right and power of, SCI under the

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

[BEGINNING OF PAGE 23]

indentures, and thereafter SCI will, except in the case of a lease, be discharged from all its obligations and covenants under the indentures and debt securities.

EVENTS OF DEFAULT

         Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the applicable indenture as being:

      1. default in the payment of any interest on any debt security of such series when such interest becomes due and payable, and continuance of such default for a period of 30 days;

      2. default in payment of principal or any premium with respect to any debt security of such series when due;

      3. default in making any sinking fund payment or payment under any analogous provision when due with respect to any debt security of such series;

      4. default by SCI in the performance, or breach, of any other covenant or warranty in the indenture (other than a covenant or warranty included therein solely for the benefit of one or more series of debt securities other than that series) of any debt security of such series which shall not have been remedied for a period of 60 days after delivery of written notice to SCI by the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding;

      5. there occurs with respect to any issue or issues of Indebtedness of SCI (including an Event of Default under any other series of debt securities) or any Restricted Subsidiary having an outstanding principal amount of $50 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness exists on the date hereof or shall hereafter be created, (a) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity and such Indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration and/or (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

      6. SCI or any of its Restricted Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge uninsured judgements or court orders for the payment of money in excess of $50 million in the aggregate, which are not stayed on appeal or are not otherwise being appropriately contested in good faith;

      7. certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of SCI or any of its Restricted Subsidiaries; or

      8. any other Event of Default established in or pursuant to the applicable indenture for the debt securities of such series.

         No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. Each indenture provides that the

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

[BEGINNING OF PAGE 24]

trustee thereunder may withhold notice to the holders of the debt securities of any series of the occurrence of a default with respect to the debt securities of such series (except a default in payment of principal, premium, if any, interest, if any, or sinking fund payments, if any) if the trustee considers it in the interest of the holders to do so.

         Each indenture provides that if an Event of Default with respect to any series of debt securities of the type described in clause (7) with respect to SCI shall have occurred and be continuing, then the principal of, accrued and unpaid interest on the debt securities of such series will become immediately due and payable. Each indenture provides that if any other Event of Default with respect to any series of debt securities issued thereunder shall have occurred and be continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding may declare the principal amount (or if any debt securities of such series are original issue discount securities, such lesser amount as may be specified in the terms thereof) of all the debt securities of such series to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of such series then outstanding.

         Subject to the provisions of the Trust Indenture Act requiring the trustee, during an Event of Default under the applicable indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of any series unless such holders have offered the trustee reasonable indemnity. Subject to the foregoing, holders of a majority in principal amount of the then outstanding debt securities of any series issued under the applicable indenture shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to such series. Each indenture requires the annual filing with the trustee of a certificate by SCI as to whether or not it is in default under the terms of the indenture.

         Notwithstanding any other provision of the indentures, the holder of any debt security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such debt security on the respective due dates therefor (as the same may be extended in accordance with the terms of such debt security) and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

CERTAIN DEFINITIONS

         "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have means correlative to the foregoing.

         "Consolidated Subsidiaries" means, at any date, any Subsidiary or other entity whose accounts would be consolidated with those of SCI in its consolidated financial statements if such statements were prepared as of such date.

         "GAAP" means Generally Accepted Accounting Principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by SCI's independent public accountants) with the most recent audited consolidated financial statements of SCI and its Consolidated Subsidiaries.

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[BEGINNING OF PAGE 25]

         "Hedging Obligations" means the obligations of any Person under interest rate swap agreements, interest rate Agreements, interest rates collar agreements or other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

         "Indebtedness" means (without duplication) (a) any liability of SCI or any Subsidiary (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or (2) evidenced by a bond, note, debenture or similar instrument, or (3) for payment obligations arising under any conditional sale or other title retention arrangement (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind, or (4) consisting of the discounted rental stream properly classified in accordance with GAAP on the balance sheet of SCI or any Subsidiary, as lessee, as a capitalized lease obligation, or (5) under Hedging Obligations; (b) any liability of others of a type described in the preceding clause (a) to the extent that SCI or any Subsidiary has guaranteed or is otherwise legally obligated in respect thereof; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above. "Indebtedness" shall not be construed to include (x) trade payables or credit on open account to trade creditors incurred in the ordinary course of business or (y) obligations or liabilities incurred in connection with the sale, transfer or other disposition of property in connection with the securitization or other asset-based financing thereof; provided however that any such sale, transfer or other disposition shall be for valid consideration and shall not be to prefer directly or indirectly any holder of any other obligation or Indebtedness of SCI or any Subsidiary of SCI as to any such other obligation or Indebtedness that was already outstanding and did not previously benefit from a Lien.

         "Lien" means, with respect to any asset, any pledge, mortgage, charge, encumbrance or security interest in respect of such asset; provided that any transaction (including, without limitation, any sale of accounts receivable) which is treated as a sale of assets under GAAP shall be so treated and any asset which is so sold shall not be deemed subject to a Lien. Pursuant to the indenture, a contractual grant of a right of set-off does not create a Lien in the absence of an agreement to maintain a balance against which such right may be exercised.

         "Person" means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Restricted Subsidiary" means, at any time, each and every Subsidiary which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act of 1933 and the Securities Exchange Act of 1934.

         "Subsidiary" means any corporation, association or other business entity of which at the time of determination SCI or one or more Subsidiaries owns or controls more than 50% of the shares of Voting Stock.

Defeasance and Covenant Defeasance

         SCI may, at its option and at any time, terminate its obligations with respect to the debt securities of a particular series and some of the covenants in each indenture ("defeasance"), subject to the exceptions set forth below. Such defeasance means that SCI will be deemed to have paid and discharged the entire Indebtedness represented by the then outstanding debt securities of the particular series, except for:

      o the rights of holders of then outstanding debt securities of the series to receive payments in respect of the principal of, and premium, if any, on, and interest on the debt securities when such payments are due;

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[BEGINNING OF PAGE 26]

      o SCI's obligations to issue temporary debt securities, register the transfer or exchange of any debt securities, replace mutilated, destroyed, lost or stolen debt securities, maintain an office or agency for payments in respect of the debt securities and segregate and hold such payments in trust;

      o the rights, powers, trusts, duties and immunities of the trustee under the indenture; and

      o    the defeasance provisions of the applicable indenture.

         In addition, SCI may, at its option and at any time, elect to terminate its obligations with respect to certain covenants set forth in each indenture and any omission to comply with such obligations would not constitute a default or an event of default with respect to the debt securities ("covenant defeasance").

         In order to exercise either defeasance or covenant defeasance,

      o SCI must irrevocably deposit or cause to be deposited with the applicable trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities of a particular series, money (in U.S. dollars or in the Foreign Currency in which such debt securities are payable) in an amount, or Government Obligations (as defined below) that through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accounts, to pay and discharge the principal of, and premium, if any, on, and interest on the then outstanding debt securities of that series at maturity, or upon redemption, if applicable, of such principal or installment of interest;

      o no default or event of default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (7) or (8) of "Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit;

      o such defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any material agreement or instrument to which SCI is a party or by which it is bound or cause the applicable trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended;

      o in the case of defeasance, SCI must deliver to the applicable trustee an opinion of counsel stating that SCI has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date hereof, there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

      o in the case of covenant defeasance, SCI must have delivered to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such

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

[BEGINNING OF PAGE 27]

           covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

      o SCI must have delivered to the applicable trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

         "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any regional confederation or association of such governments.

         "Government Obligations" means debt securities which are (1) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on such debt securities or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments. In either case, such obligations may not be callable or redeemable at the option of the issuer or issuers thereof. Such obligations may also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

Satisfaction and Discharge

         The indenture will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the debt securities, as expressly provided for in each indenture, and, upon the request of SCI, the trustee under each indenture, at the expense of SCI, will execute proper instruments acknowledging satisfaction and discharge of the indenture when:

         (a)      either:

                  (1) all the debt securities theretofore authenticated and delivered under the indenture, other than destroyed, lost or stolen debt securities that have been replaced or paid and debt securities that have been subject to defeasance as described under "Defeasance or Covenant Defeasance" above have been delivered to the trust under the indenture for cancellation; or

                  (2) all debt securities not theretofore delivered to the trust under the indenture for cancellation:

                           (A)      have become due and payable;

                           (B)      will  become  due  and   payable   at  their
         maturity within one year; or

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

[BEGINNING OF PAGE 28]

                           (C) are to be called for redemption within one year under arrangements satisfactory to the trustee under the indenture for the giving of notice of redemption by the trustee under the indenture in the name, and at the expense, of SCI;

and SCI has irrevocably deposited or caused to be deposited with the trustee under the applicable indenture funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on such debt securities not theretofore delivered to the trust under the indenture for cancellation, for principal, and premium, if any, on, and interest to the date of such deposit, in the case of debt securities that have become due and payable, or to the maturity or redemption date, as the case may be;

         (b) SCI has paid or caused to be paid all sums payable under the indenture by SCI; and

         (c) SCI has delivered to the trustee under the indenture an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Amendments and Waivers

         Modifications and amendments of each indenture may be made by SCI and the applicable trustee with the consent of the holders of a majority in aggregate outstanding principal amount of the debt securities of each series affected by the modification; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

         (a) change the maturity of the principal of, or any installment of interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where or change the coin or currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the maturity thereof, or, in the case of redemption, on or after the redemption date;

         (b) reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for any such amendment or for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under the indenture;

         (c) modify any of the provisions of the applicable indenture relating to the subordination of the debt securities in a manner materially adverse to the holders; or

         (d) waive a default in the payment of principal of, or premium, if any, or interest on the debt securities of any series or reduce the percentage or of the aggregate principal amount of outstanding debt securities of any series the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

         The holders of a majority in aggregate principal amount of the debt securities of any series outstanding may waive compliance with certain restrictive covenants and provisions of the indenture with respect to that series of debt securities.

         Without the consent of any holders, SCI and the trustee under the indenture, at any time and from time to time, may enter into one or more indentures supplemental to the indenture governing the debt securities for any of the following purposes:

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

[BEGINNING OF PAGE 29]

         (a) to evidence the succession of another person to SCI and the assumption by any such successor of the covenants of SCI in the indenture and in the debt securities;

         (b) to add to the covenants of SCI for the benefit of the holders, or to surrender any right or power conferred upon SCI under the indenture;

         (c)      to add additional Events of Default;

         (d) to provide for uncertificated debt securities in addition to or in place of the certificated debt securities;

         (e) to evidence and provide for the acceptance of appointment under the indenture by a successor trustee under the indenture;

         (f)      to secure the debt securities;

         (g) to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided that such actions pursuant to this clause do not adversely affect the interests of the holders in any material respect; or

         (h) to comply with any requirements of the SEC in order to effect and maintain the qualification of the indenture under the Trust Indenture Act.

Outstanding Debt Securities

         In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture:

      o the portion of the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon a declaration of acceleration thereof pursuant to the terms of such original issue discount security as of the date of such determination,

      o the principal amount of any Indexed Security (ie a security the terms of which provide that the principal amount payable at maturity may be more or less than the principal face amount at original issuance), that shall be deemed to be outstanding for such purpose shall be the principal face amount of such Indexed Security determined on the date of its original issuance, and

      o any debt security owned by SCI or any obligor on such debt security or any Affiliate of SCI or such other obligor shall be deemed not to be outstanding.

Governing Law

         The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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Regarding the Trustees

         The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of SCI, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each trustee is permitted to engage in other transactions with SCI and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default under the applicable indenture, or else resign.


                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 200,500,000 shares. Those shares consist of (1) 200,000,000 shares designated as common stock, $0.10 par value per share and (2) 500,000 shares designated as preferred stock, no par value per share. The only equity securities currently outstanding are shares of common stock. As of January 17, 2000, there were 72,372,137 shares of common stock issued and outstanding.

Common Stock

         Our common stock is listed on the New York Stock Exchange under the symbol "SCI." Holders of common stock are entitled to receive dividends declared by the Board of Directors, out of funds legally available for the payment of dividends, subject to the rights of holders of preferred stock and subject to certain financial covenants contained in our loan agreements. Currently, we are not paying a dividend. Each holder of common stock is entitled to one vote per share. Stockholders do not have cumulative voting rights which means that the holders of a majority of the shares voting for the election of directors can elect all the directors then standing for election. Upon any liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share equally in all assets available for distribution after payment of all liabilities and provision for liquidation preference of shares of preferred stock then outstanding. The holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities. There are also no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

         The following description of preferred stock and the description of the terms of a particular series of preferred stock that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

         Each holder of preferred stock is entitled to one vote per share. The Board of Directors has the authority, without further action by the stockholders, to issue up to 500,000 shares of preferred stock in one or more series and to fix the following terms of the preferred stock which will be specified in the prospectus supplement relating to preferred stock. As of January 24, 2000, there were no shares of preferred stock outstanding.

         The prospectus supplement will specify as to each issuance of preferred stock:

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

[BEGINNING OF PAGE 31]


      o    the maximum number of shares,

      o    the designation of the shares,

      o    the annual dividend rate, if any, whether the dividend rate is  fixed
           or  variable,  the date dividends will accrue, the dividend   payment
           dates  and  whether   dividends   will  be cumulative,

      o the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums,

      o the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of SCI's affairs,

      o any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund,

      o the terms and conditions, if any, for conversion or exchange of shares into or for any other class or classes of our capital stock or any series of any other class or classes, or into or for any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment, and

      o    any or all  other  preferences and relative,  participating, optional
           or   other    special    rights,    privileges   or   qualifications,
           limitations or restrictions.

         Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will represent an aggregate number of shares equal to that of the preferred stock represented by the global certificate.

         Each global certificate will:

      o be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement,

      o be deposited with such depositary or nominee or a custodian for the depositary, and

      o    bear  a  legend  regarding   any   restrictions   on  exchanges   and
           registration of transfer and any other matters as may be provided for under the certificate of designation.


                        DESCRIPTION OF DEPOSITARY SHARES

General

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

[BEGINNING OF PAGE 32]

         SCI may elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of shares of preferred stock) of a share of a particular series of shares of preferred stock as described below. In the event SCI elects to do so, depositary receipts evidencing depositary shares will be issued to the public.

         The shares of any class or series of shares of preferred stock represented by depositary shares will be deposited under a deposit agreement among SCI, a depositary selected by SCI and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

         The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of shares of preferred stock in accordance with the terms of the offering described in the related prospectus supplement. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

         Pending the preparation of definitive depositary receipts, the depositary may, upon the written order of SCI, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

Dividends and Other Distributions

         The depositary will distribute all cash dividends or other distributions received in respect of the related class or series of shares of preferred stock to the record holders of depositary shares relating to such class or series of shares of preferred stock in proportion to the number of such depositary shares owned by such holders.

         In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with the approval of SCI, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

         Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of shares of preferred stock and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related class or series of shares of preferred stock on the basis set forth in the prospectus supplement for such class or series of shares of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder

[END OF PAGE 32]

[BEGINNING OF PAGE 33]

evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

         Whenever SCI redeems shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the related class or series of shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of shares of preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Shares of Preferred Stock

         Upon receipt of notice of any meeting at which the holders of the shares of preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such shares of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the shares of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of shares of preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by such depositary shares in accordance with such instructions, and SCI will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

Amendment and Termination of the Deposit Agreement

         The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between SCI and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by SCI or the depositary only (1) if all outstanding depositary shares have been redeemed, (2) if there has been a final distribution in respect of the related class or series of shares of preferred stock in connection with any liquidation, dissolution or winding up of SCI and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66% of the depositary shares outstanding.

Charges of Depositary

         SCI will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. SCI will pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and

[END OF PAGE 33]

[BEGINNING OF PAGE 34]

governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

         The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of preferred stock evidenced thereby until all taxes and charges with respect to the depositary receipt or shares of preferred stock are paid by the holders thereof.

Miscellaneous

         The depositary will forward all reports and communications from SCI which are delivered to the depositary and which SCI is required to furnish to the holders of the shares of preferred stock.

         Neither the depositary nor SCI will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of SCI and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and neither SCI nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of shares of preferred stock unless satisfactory indemnity is furnished. SCI and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on the documents believed to be genuine.

Resignation and Removal of Depositary

         The depositary may resign at any time by delivering to SCI notice of its election to do so, and SCI may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.


                             DESCRIPTION OF WARRANTS

         SCI has no warrants outstanding (other than options issued under its employee stock option plans). SCI may issue warrants for the purchase of debt securities, common stock or preferred stock. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between SCI and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of SCI in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

         The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

      o    the title of the warrants,

[END OF PAGE 34]

[BEGINNING OF PAGE 35]

      o    the aggregate number of warrants,

      o    the price or prices at which warrants will be issued,

      o the designation, terms and number of securities purchasable upon exercise of warrants,

      o the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security,

      o the date, if any, on and after which warrants and the related securities will be separately transferable,

      o the price at which each security purchasable upon exercise of warrants may be purchased,

      o the date on which the right to exercise the warrants shall commence and the date on which that right shall expire,

      o the minimum or maximum amount of warrants which may be exercised at any one time,

      o    information with respect to book-entry procedures, if any, and

      o    any other terms  of the  warrants,  including terms, procedures   and
           limitations  relating to the exchange and exercise of the warrants.


                              PLAN OF DISTRIBUTION

         We may offer and sell the securities directly or to or through underwriting syndicates represented by managing underwriters, to or through underwriters without a syndicate or through dealers or agents. The prospectus supplement with respect to the offered securities will set forth the terms of the offering, including the following:

      o    the name or names of any underwriters, dealers or agents,

      o    the purchase price and the proceeds we will receive from the sale,

      o any underwriting discounts, agency fees and other items constituting underwriters' or agents' compensation, and

      o the initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

         If any underwriters are involved in the offer and sale, the securities will be acquired by the underwriters and may be resold by them, either at a fixed public offering price established at the time of offering or from time to time in one or more negotiated transactions or otherwise, at prices related to prevailing market prices determined at the time of sale. Unless otherwise set forth in the applicable

[END OF PAGE 35]

[BEGINNING OF PAGE 36]

prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities described in the prospectus supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

         We may offer and sell the securities directly or through an agent or agents designated by us from time to time. An agent may sell securities it has purchased from us as principal to other dealers for resale to investors and other purchasers, and may reallow all or any portion of the discount received in connection with the purchase from us to the dealers. After the initial offering of the securities, the offering price (in the case of securities to be resold at a fixed offering price), the concession and the discount may be changed. Any agent participating in the distribution of the securities may be deemed to be an "underwriter," as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

         If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering, i.e., if it sells more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.

         Neither we nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against some liabilities, including liabilities under the Securities Act of 1933.

         The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement if appropriate.

         Unless otherwise indicated in the prospectus supplement, each series of offered securities will be a new issue of securities and, other than the common stock, which is listed on the NYSE, for which there currently is no market. Any underwriters to whom securities are sold for public offering and sale may make a market in such series of securities as permitted by applicable laws and regulations, but such underwriters will not be obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the securities. The securities may or may not be listed on a national securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

         Underwriters, agents and dealers may engage in transactions with or perform services, including various investment banking and other services, for us and/or any of our affiliates in the ordinary course of business.

[END OF PAGE 36]
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[BEGINNING OF PAGE 37]

                                  LEGAL MATTERS

         Michael M. Sullivan, Esq., our Secretary and Corporate Counsel, will issue an opinion for us with respect to the validity of the securities offered hereby. Any underwriters, dealers or agents will be advised about issues relating to this offering by their own legal counsel.


                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on the authority of that firm as experts in auditing and accounting.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Those reports, proxy statements and other information may be obtained:

      o At the Public Reference Room of the SEC, Room 1024-Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549,

      o At the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661,

      o From the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549,

      o At the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005 and

      o From the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

         Some locations may charge prescribed or modest fees for copies.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities, or after the date of this initial registration statement and before the effectiveness of the registration statement.

[END OF PAGE 37]

[BEGINNING OF PAGE 38]

      o Annual Report on Form 10-K for the year ended June 30, 1999 (including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 1999 Annual Meeting of Stockholders).

      o Quarterly Report on Form 10-Q for the quarter ended September 26, 1999.

      o    The  description  of  SCI's  common  stock  contained  in SCI's registration statement on Form 8-A filed with the SEC on March 18, 1997.

         On request we will provide at no cost to each person, including any beneficial owner, who receives a copy of this prospectus, a copy of any or all of the documents incorporated in this prospectus by reference. We will not provide exhibits to any of such documents, however, unless such exhibits are specifically incorporated by reference into those documents. Written or telephone requests for such copies should be addressed to our Treasurer, Ronald
G. Sibold, c/o SCI Systems (Alabama) Inc., P. O. Box 1000, Huntsville, Alabama 35807, telephone number (256) 882-4131.

[END OF PAGE 38]

[BEGINNING OF PAGE 39]

                                  $800,000,000





                                SCI SYSTEMS, INC.





                 DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK,
                         DEPOSITARY SHARES AND WARRANTS







                          ----------------------------

                                   PROSPECTUS

                          ----------------------------









                                            , 2000



[END OF PAGE 39]

[BEGINNING OF PAGE 40]
                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Set forth below is an estimate (other than the SEC Registration Fee) of the fees and expenses all of which are payable by the Registrant, in connection with the registration and sale of the securities being registered:

Commission Registration Fee................................       $  211,200
Trustee's Fees and Expenses................................                *
Rating Agencies' Fees......................................                *
Transfer Agent and Registrar Fees and Expenses.............                *
Legal Fees and Expenses....................................                *
Accounting Fees and Expenses...............................                *
Printing, Engraving and Mailing Expenses...................                *
Miscellaneous..............................................                *
Total......................................................       $        *
                                                                  ----------
   *To be supplied by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As authorized by Section 145 of the General Corporation Law of the State of Delaware ("DGCL"), each director and officer of the Registrant may be indemnified by the Registrant against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Registrant if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Registrant, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Registrant unless a court determines otherwise.

         Article Tenth of the Registrant's Certificate of Incorporation provides for mandatory indemnification of the Registrant's directors, officers and employees and the Registrant's Bylaws provide for permissible indemnification of other agents to the maximum extent permitted by the DGCL. The Registrant has entered into Indemnification Agreements with its officers and directors with further indemnification to the maximum extent permitted by the DGCL.

         The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

         The form(s) of proposed Underwriting Agreement(s) to be filed as (an) Exhibit(s) hereto or incorporated by reference herein may include provisions regarding the indemnification of our officers and directors by the several Underwriters.

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

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) Exhibits:

Exhibit
Number                   Description
-------                  -----------
1.1               Form of Underwriting Agreement*.
4.1               Certificate of Incorporation*.
4.2               Form of Senior Indenture*.
4.3               Form of Subordinated Indenture*.
4.4               Form of Senior Debt Security**.
4.5               Form of Subordinated Debt Security**.
4.6               Form of Convertible Debt Security**.
4.7               Form of Preferred Stock Certificate of Designation**.
4.8               Form of Warrant**.
4.9               Form of Warrant Agreement*.
4.10              Form of Deposit Agreement*.
5.1               Opinion of Michael M. Sullivan*.
12.1              Computation of Ratio of Earnings to Fixed Charges.
23.1              Consent of Ernst & Young, LLP.
23.2              Consent of Michael M. Sullivan (included in Exhibit 5.1)*.
24.1 Power of Attorney of certain directors and officers of SCI (set forth on the signature page of this registration statement).
25.1 Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939**.
25.2 Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939**.
---------------
*To be filed with a Pre-Effective Amendment to Registration Statement.
**To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to Registration Statement.


ITEM 17. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

1.                To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (a)      To include  any  prospectus  required  by  Section 10
                           (a)(3) of the Securities Act,

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement ( or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission

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

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                           pursuant  to  Rule 424(b) if,  in the aggregate,  the
                           changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement,

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Certificate of Incorporation, Bylaws, by agreement or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and
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

[BEGINNING OF PAGE 43]

2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

[END OF PAGE 43]

[BEGINNING OF PAGE 44]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Huntsville, Alabama on January 24, 2000.

                             SCI SYSTEMS, INC.
                             By:    /s/  A. Eugene Sapp, Jr.
                                   Name: A. Eugene Sapp, Jr.
                                   Title:  President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James E. Moylan, Jr. and Michael M. Sullivan, and each of them, as his true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                             ----------------------

         Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 24, 2000.

      Signature                                   Title
      ---------                                   -----

/s/ A. Eugene Sapp, Jr.          President, Chief Executive Officer and Director
A. Eugene Sapp, Jr.              (Principal Executive Officer)


/s/ James E. Moylan, Jr.         Senior Vice President and
James E. Moylan, Jr.             Chief Financial Officer
                                 (Principal Financial Officer)


/s/ John M. Noll.                Assistant Vice President and
John M. Noll.                    Corporate Controller
                                 (Principal Accounting Officer)

[END OF PAGE 44]

[[BEGINING OF PAGE 45]


/s/ Olin B. King                 Chairman and Director
Olin B. King

/s/ Howard H. Callaway           Director
Howard H. Callaway

/s/ William E. Fruhan            Director
William E. Fruhan

/s/  Wayne Shortridge            Director
Wayne Shortridge

/s/ G. Robert Todd               Director
G. Robert Todd

/s/  Jackie M. Ward              Director
Jackie M. Ward


[END OF PAGE 45]

[BEGINNING OF PAGE 46]

                                  EXHIBIT INDEX


Exhibit
Number                   Description

1.1               Form of Underwriting Agreement*.
4.1               Certificate of Incorporation*.
4.2               Form of Senior Indenture*.
4.3               Form of Subordinated Indenture*.
4.4               Form of Senior Debt Security**.
4.5               Form of Subordinated Debt Security**.
4.6               Form of Convertible Debt Security**.
4.7               Form of Preferred Stock Certificate of Designation**.
4.8               Form of Warrant**.
4.9               Form of Warrant Agreement*.
4.10              Form of Deposit Agreement*.
5.1               Opinion of Michael M. Sullivan*.
12.1              Computation of Ratio of Earnings to Fixed Charges.
23.1              Consent of Ernst & Young, LLP.
23.2              Consent of Michael M. Sullivan (included in Exhibit 5.1)*.
24.1 Power of Attorney of certain directors and officers of SCI (set forth on the signature page of this registration statement).
25.1 Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939**.
25.2 Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939**.
---------------
*To be filed with a Pre-Effective Amendment to Registration Statement.
**To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to Registration Statement.

[END OF PAGE 46]